UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 9, 2019

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2019, the Board of Directors (the “Manager Board”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), upon the recommendation of the Governance and Compensation Committee of the Manager Board (the “Committee”), and in connection with Mr. Barry E. Davis assuming, on August 8, 2019, the role of Chief Executive Officer of Manager and of EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (“ENLK” and, together with ENLC, “EnLink”), approved (i) certain changes with respect to Mr. Davis’s base salary and short term incentive compensation, and (ii) the grant of certain long-term incentive awards for Mr. Davis, as described below.

The Manager Board approved the following actions: (i) increasing Mr. Davis’s base salary from an annual rate of pay of $425,000 to $735,000, effective as of August 8, 2019; (ii) increasing Mr. Davis’s target annual bonus percentage under EnLink’s short-term incentive program (the “STI Program”) from 90% to 125%, effective as of August 8, 2019; (iii) granting a restricted incentive unit award to Mr. Davis under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “Plan”) in an amount equal to $2,000,000 with a three-year performance period beginning on August 1, 2019 and that will include vesting provisions based upon the achievement of a specified performance goal (the “Performance-Based Award”); and (iv) granting a restricted incentive unit award to Mr. Davis under the Plan in an amount equal to $1,000,000 with a vesting commencement date of August 1, 2019 and that will include vesting provisions based upon the expiration of a three-year vesting period (the “Time-Based Award”). A description of the STI program may be found in each of the annual reports on Form 10-K of ENLC and ENLK, which were filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2019.

The performance goal and vesting terms of the Performance-Based Award and Time-Based Award are materially consistent with earlier grants to EnLink’s named executive officers pursuant to the Form of Performance Unit Agreement made under the Plan and the Form of Restricted Incentive Unit Agreement made under the Plan, included as Exhibit 10.1 and Exhibit 10.2, respectively, to ENLK’s Current Report on Form 8-K filed with the SEC on March 14, 2019 (collectively, the “Award Agreement Forms”), except as described below.

In the case of the Performance-Based Award, (i) vesting will be based on the achievement of a single performance goal of relative total shareholder return over the three-year performance period; (ii) accelerated vesting, in full, will occur (at the greater of the target performance level or actual performance) upon (A) a termination of Mr. Davis’s employment or service with ENLC and its affiliates (a “Termination”) by ENLC or any of its affiliates for any reason other than for “cause” or “qualifying disability” (in each case, as defined in the Performance-Based Award), or (B) a Termination by Mr. Davis for “good reason” following a “change in control” (in each case, as defined in the Performance-Based Award); and (iii) accelerated vesting, on a pro-rated basis, will occur (at the target performance level) upon a Termination by Mr. Davis due to his “voluntary separation” after the 12-month anniversary of the “grant date” (in each case, as defined in the Performance-Based Award).

Similarly, in the case of the Time-Based Award, (i) accelerated vesting, in full, will occur upon (A) a Termination by ENLC or any of its affiliates for any reason other than for “cause” or “qualifying disability” (in each case, as defined in the Time-Based Award), or (B) a Termination by Mr. Davis for “good reason” following a “change in control” (in each case, as defined in the Time-Based Award); and (ii) accelerated vesting, on a pro-rated basis, will occur upon a Termination by Mr. Davis due to his “voluntary separation” after the 12-month anniversary of the “grant date” (in each case, as defined in the Time-Based Award).

The foregoing descriptions of Mr. Davis’s Performance-Based Award and Time-Based Award do not purport to be complete and are qualified in their entirety by reference to the full text of the respective Award Agreement Forms, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

By: EnLink Midstream GP, LLC, its General Partner

Date: October 11, 2019	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and Chief Financial Officer

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